Exhibit 10.7

FIRST AMENDMENT TO THE
AMENDED AND RESTATED CME GROUP INC.
EMPLOYEE STOCK PURCHASE PLAN
(amended and restated as of May 23, 2012)

This First Amendment (“First Amendment”) amends the Amended and Restated CME Group Inc. Employee Stock Purchase Plan (amended and restated as of May 23, 2012 and hereinafter, the “Plan”). All capitalized terms used but not defined herein shall have the meanings assigned to those terms under the Plan.

1.	Pursuant to Section 18 of the Plan, Section 2.h of the Plan is hereby restated in its entirety, as follows:
h.    “Employee” shall mean any person, including an officer, who is an employee of the Company or a Designated Subsidiary of the Company.

2.	The terms of the Plan, as amended hereby, are confirmed in all respects and remain in full force and effect.

3.	This First Amendment is effective as of December 5, 2012.
IN WITNESS WHEREOF, CME Group has caused this First Amendment to the Plan to be executed by its duly authorized officer on the 19th day of December, 2012

By: /s/ Hilda Harris Piell
Its: Senior Managing Director & Chief Human Resources Officer